                                                                  EXHIBIT 10.31

================================================================================


                                 LOAN AGREEMENT

                          Dated as of December 1, 1997


                                    between


                       DIGITAL GENERATION SYSTEMS, INC.,

                                  as Borrower,


                                      and


                      VENTURE LENDING & LEASING II, INC.,

                                   as Lender


================================================================================



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                               TABLE OF CONTENTS

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ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - THE LOANS AND RELATED TERMS AND CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.1     Equipment Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.2     Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.3     Limitations on Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         2.4     Notes Evidencing Loans; Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.5     Procedures for Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         2.6     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.7     Terminal Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.8     Interest Rate Calculation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.9     Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.10    Prepayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.11    Lender's Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.12    Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.13    Issuance of Warrant to Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.1     Due Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         3.2     Authorization, Validity and Enforceability . . . . . . . . . . . . . . . . . . . . . . .    9
         3.3     Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.4     Copyrights, Patents, Trademarks and Licenses . . . . . . . . . . . . . . . . . . . . . .   10
         3.5     No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.6     No Litigation, Claims or Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.7     Correctness of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.8     No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.9     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.10    No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.11    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 4 - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.1     Conditions to Initial Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         4.2     Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 5 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.1     Notice to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.2     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.3     Managerial Assistance from Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         5.4     Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.5     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.6     Accounting Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.7     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.8     Taxes and Other Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.9     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.10    Locations of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
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ARTICLE 6 - NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 7 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         7.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
ARTICLE 8 - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         8.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         8.2     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.3     No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.4     Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.5     Unenforceable Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.6     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.7     Indemnification; Exculpation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         8.8     Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.9     Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.10    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         8.11    Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         8.12    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
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                                LIST OF EXHIBITS

Exhibit "A"               Form of Note
Exhibit "B"               Form of Borrowing Request
Exhibit "C"               Form of Security Agreement
Exhibit "D"               Form of Warrant
Exhibit "E"               Form of Borrowing Base Certificate

                                 LOAN AGREEMENT


                 This LOAN AGREEMENT is entered into as of December 1, 1997, between DIGITAL GENERATION SYSTEMS, INC., a California corporation ("Borrower"), and VENTURE LENDING & LEASING II, INC., a Maryland corporation ("VLLI" or "Lender").

                 WHEREAS, Lender has agreed to make available to Borrower equipment acquisition term loan and working capital term loan facilities upon the terms and conditions set forth in this Agreement.

                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                            ARTICLE 1 - DEFINITIONS

                 The definitions appearing in this Agreement or any supplement or addendum to this Agreement, shall be applicable to both the singular and plural forms of the defined terms:

                 "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with, Borrower. "Controlling," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns ten percent (10%) or more of the securities having ordinary voting power for the election of directors of a corporation.

                 "ACCOUNT" means, for purposes of calculating the Borrowing Base, a right to payment for goods sold or leased or for services rendered by Borrower or any wholly owned subsidiary of Borrower in the ordinary course of its business, provided that such Account is free and clear of all Liens except those in favor of Lender.

"AGREEMENT" means this Loan Agreement as it may be amended or supplemented from time to time.

                 "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended.

                 "BASIC INTEREST" means the interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

                 "BORROWING BASE" means, as of any date of determination, an amount equal to eighty percent (80%) of Accounts existing as of such date.





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                 "BORROWING DATE" means the Business Day on which the proceeds of a Loan are disbursed by Lender.

                 "BORROWING REQUEST" means a written request from Borrower in substantially the form of Exhibit "B" hereto, requesting the funding of one or more Loans on a particular Borrowing Date.

                 "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

                 "CLOSING DATE" means the date of this Agreement.

                 "COLLATERAL" has the meaning ascribed thereto in the Security Agreement.

                 "COMMITMENT" means, with respect to each of the Equipment Loan and the Term Loan facilities described in Sections 2.1 and 2.2 hereof, the obligation of Lender to make Loans to Borrower in an aggregate, original principal amount not exceeding Five Million Five Hundred Thousand Dollars ($5,500,000).

                 "DEFAULT" means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

                 "DEFAULT RATE" is defined in Section 2.9.

                 "DESIGNATED RATE" means a fixed rate of interest per annum that is (i) for each Equipment Loan, eight and 50/100 percent (8.50%) and (ii) for each Term Loan, eight and 50/100 percent (8.50%).

                 "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

                 "EQUIPMENT LOAN" means the credit facility in the maximum original principal amount of Two Million Dollars ($2,000,000) provided for in
Section 2.1 of this Agreement, and any advance thereunder by Lender.

                 "EVENT OF DEFAULT" means any event described in Article 7.

                 "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective


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predecessors and successors.  Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

                 "INDEBTEDNESS" of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, or similar instrument, whether drawn or undrawn;
(vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities;
(vii) all obligations of such Person to purchase, redeem, or otherwise acquire, for cash on a present or deferred basis, any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

                 "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, lease having the same economic effect as the foregoing or third party interest, covering all or any part of the property of Borrower or any other Person.

                 "LOAN" means, as applicable, any advance under the Equipment Loan or the Term Loan pursuant to Section 2.1 or 2.2 hereof.

                 "LOAN DOCUMENTS" means, individually and collectively, this Agreement, each Note, the Security Agreement and any other security or pledge agreement(s), and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

                 "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means
(a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

                 "MATURITY DATE" means, with regard to a Loan, the earlier of
(i) its maturity by reason of acceleration, or (ii) its stated maturity date.

                 "NOTE" means a promissory note substantially in the form of Exhibit "A" hereto, executed by Borrower evidencing a Loan.

                 "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Borrower to Lender, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, liquidated or unliquidated, now existing or hereafter arising.

                 "PERMITTED LIEN" means

                            (a) Involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed Three Hundred Thousand Dollars ($300,000);

                            (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

                            (c) Purchase money security interests on (or capital leases of) any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and further provided, that such property is not equipment which has been financed with proceeds of an Equipment Loan.

                            (d)   Liens in favor of Lender;

                            (e) bankers' liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

                            (f) materialmen's, mechanics', repairmen's, employees' or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;





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




                              (g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

                              (h) licenses or sublicenses of Patents, Patent Licenses, Trademarks or Trademark Licenses permitted under the Trademark Collateral Assignment or the Patent Collateral Assignment (all as defined in the Security Agreement); and

                              (i) Liens which have been approved by Lender prior to the Closing Date, including Liens against assets of MediaTech Inc., a wholly-owned subsidiary of Borrower, in favor of Republic Acceptance Corporation or a successor commercial or institutional lender to secure a working capital credit facility; and Liens in favor of Venture Lending & Leasing, Inc., to secure Borrower's obligations under that certain Loan Agreement dated as of January 28, 1997, as amended.

                 "PERSON" means any individual or entity.

                 "RELATED PERSON" means any Affiliate of Borrower, or any officer, employee, director or security holder of Borrower or any Affiliate.

                 "REPORTING COMPANY" means an issuer subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                 "SEC" means the Securities and Exchange Commission.

                 "SECURITY AGREEMENT" means the Security Agreement substantially in the form of Exhibit "C" hereto.

                 "TERM LOAN" means the working capital credit facility in the maximum original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) provided for in Section 2.2 of this Agreement and any advance by Lender thereunder.

                 "TERMINAL PAYMENT" means, with respect to each Loan, an amount payable on the Maturity Date of such Loan equal to fifteen percent (15%) of the original principal amount of such Loan; provided, however that any Terminal Payment that is paid with respect to a Loan prior to its originally scheduled Maturity Date (for example, as a result of acceleration or a permitted voluntary prepayment) shall be payable in an amount equal to the lesser of (i) fifteen percent (15%) of the original principal amount of such Loan, or (ii) an amount which when added to the Basic Interest actually paid to date on the Loan will provide Lender with a return of fifteen percent (15%) per annum on the principal amount of the Loan (excluding from such calculation any value associated with the warrant issued to Lender under Section 2.13).





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




                 "TERMINATION DATE" means the earlier of: (a) the date Lender may terminate making Loans or extending credit pursuant to the rights of Lender under Article 7, or (b) December 31, 1998.

                 "UCC" means the Uniform Commercial Code as enacted in the applicable jurisdiction, in effect on the Closing Date and as amended from time to time.


             ARTICLE 2 - THE LOANS AND RELATED TERMS AND CONDITIONS

                 Subject to the terms and conditions of this Agreement, the following Loans shall be available to Borrower:

                 2.1 EQUIPMENT LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make Loans to Borrower from time to time from the Closing Date and to the Termination Date in an aggregate principal amount not exceeding Two Million Dollars ($2,000,000), the proceeds of which shall be used to finance Borrower's acquisition or carrying of equipment located at Borrower's customer sites, computer equipment and general purpose office equipment and related software imbedded in or necessary to the use or operation of such equipment; provided the aggregate amount advanced to finance software shall at no time exceed fifty percent (50%) of all Loans advanced under the Equipment Loan. The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.

                 2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make Loans to Borrower from time to time from the Closing Date and to the Termination Date in an aggregate principal amount not exceeding the lesser of (a) Three Million Five Hundred Thousand Dollars ($3,500,000), and (b) the Borrowing Base. The proceeds of the Term Loan shall be used by Borrower for working capital and general corporate purposes. The Commitment is not a revolving credit commitment, and Borrower shall not have the right to repay and reborrow hereunder.


                 2.3      LIMITATIONS ON LOANS.

                          (a) Each Equipment Loan shall be in an amount not to exceed one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for an item of equipment as shown on an invoice therefor (excluding any commissions and any portion of the payment relating to the servicing of the equipment and sales taxes payable by Borrower upon acquisition, and delivery charges).

                          (b) Lender shall not be obligated to make any Loan if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (A) a "venture capital operating company" under U.S. Department of Labor Regulations Section 2510.3- 101(d), Title 29 of the





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



         Code of Federal Regulations, as amended; and (B) a "business development company" under the provisions of federal Investment Company Act of 1940, as amended; and (C) a "regulated investment company" under the provisions of the Internal Revenue Code of 1986, as amended.

                       (c) Lender's commitment to advance any Term Loan is subject to the condition that the aggregate outstanding principal balance of all Term Loans (both before and after giving effect to any proposed Term Loan) shall not exceed the Borrowing Base.

                       (d) Each Term Loan requested by Borrower to be made on a single Business Day shall be for a minimum principal amount of Five Hundred Thousand Dollars ($500,000), except to the extent the remaining Commitment is a lesser amount.

                  2.4 NOTES EVIDENCING LOANS; REPAYMENT. Each Loan and Basic Interest and the Terminal Payment thereon, shall be evidenced by a separate Note payable to the order of Lender substantially in the form of Exhibit "A" to this Agreement, in the principal amount of the Loan. Each Note shall be payable as follows: Principal and Basic Interest shall be paid in thirty-six (36) equal and successive monthly payments, in advance, beginning on the Borrowing Date and continuing on the first Business Day of each month thereafter; provided, that the first and last such amortization installment payments shall be paid in advance on the Borrowing Date. If the Borrowing Date is not the first day of a month, then the 36-month amortization period shall commence on the first day of the first full month following the Borrowing Date, and interest only shall accrue and be payable for the period from the Borrowing Date to the first Business Day of the next month. Borrower shall pay to Lender, in advance, on the Borrowing Date a payment of Basic Interest on the amount of any Loan that is not made on the first day of the month for interest that will accrue on such Loan from the Borrowing Date through the last day of the same month. The Terminal Payment with respect to a Loan shall be paid on the applicable Maturity Date.

                  2.5      PROCEDURES FOR BORROWING.

                            (a) Borrower shall give Lender, at least five (5) Business Days' prior to a proposed Borrowing Date, written notice of any request for a Loan hereunder (a "Borrowing Request"). Each Borrowing Request shall be in substantially the form of Exhibit "B" hereto, shall be executed by the chief financial officer of Borrower, and shall state whether the Loan requested is an Equipment Loan or a Term Loan, and the amount of the proposed Loan, and (if the proposed Loan is a Term Loan) shall certify the amount of the Borrowing Base and that the aggregate principal amount of all outstanding Term Loans before and after giving effect to the proposed Term Loan is less than the Borrowing Base. In the case of each proposed Equipment Loan, to the best of Borrower's knowledge after due inquiry of its senior officers, the Borrowing Request shall also certify that all equipment to be financed thereby is, or will upon acquisition be, owned by Borrower free and clear of all Liens except in favor of Lender or as otherwise permitted hereunder.

                            (b) No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4, Lender shall make the Loan proceeds available to Borrower in immediately available funds.

                   2.6 INTEREST. Basic Interest on the outstanding principal balance of the each Loan shall accrue daily at the Designated Rate from the Borrowing Date until the Maturity Date. On the Maturity Date (whether at stated maturity, prepayment or acceleration) of a Loan, Borrower shall pay all amounts due thereunder.

                   2.7 TERMINAL PAYMENT. Borrower shall pay in full the Terminal Payment with respect to each Loan on or before the Maturity Date of such Loan.

                   2.8 INTEREST RATE CALCULATION. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender any interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.


                   2.9 DEFAULT INTEREST. Any unpaid payments of principal or interest with respect to any Loan shall bear interest from their respective maturities, whether scheduled or accelerated, at the Designated Rate for such Loan plus five percent (5.00%) per annum, until paid in full, whether before or after judgment (the "Default Rate"). Unpaid Terminal Payments shall also bear interest at the Default Rate. Borrower shall pay such interest on demand.

                   2.10 PREPAYMENT OF LOANS. Borrower may prepay any Term or Equipment Loan, in whole but not in part at any time upon at least 30 days' prior written notice to Lender. Borrower shall prepay one or more Term Loans, in whole or in part, from time to time as necessary to the extent of the amount by which the aggregate outstanding principal balance of all Term Loans exceeds at any time the Borrowing Base. Notwithstanding the provisions of Article 6, Borrower may (x) sell, transfer, lease or otherwise dispose of all or substantially all of Borrower's assets or (y) enter into a merger in which Borrower will not be the surviving corporation if, immediately prior to the consummation of such transaction Borrower prepays all Loans then outstanding. Any prepayment, including any prepayment pursuant to this Section 2.10, whether voluntary or involuntary as a result of acceleration or otherwise, must be accompanied by payment of: (i) accrued Basic Interest to the date of such prepayment; and (ii) the Terminal Payment on the Loan so prepaid.

                 2.11 LENDER'S RECORDS. Principal, Basic Interest, Terminal Payments and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest, Terminal Payments and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender's records shall be conclusive evidence thereof.

                 2.12 SECURITY. As security for all Obligations to Lender, Borrower shall grant to Lender perfected security interests of first priority in all of the Collateral defined in the Security Agreement, subject only to Permitted Liens and as required under Article 4. If upon payment in full of all Obligations in respect of all Equipment Loans there remain outstanding Obligations in respect of the Term Loans, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral securing any Equipment Loan Indebtedness. If upon payment in full of all Obligations in respect of the Term Loans there remain outstanding Obligations in respect of the Equipment Loans, and if no Event of Default then exists, then Lender shall release its security interests in all Collateral except Equipment and Proceeds and Records relating solely to Equipment.

                 2.13 ISSUANCE OF WARRANT TO LENDER. As additional consideration for the making of the Loans under this Agreement, upon the making of the first Loan and as a condition thereto, Borrower shall issue to Lender a warrant to purchase 186,652 shares of common stock of Borrower at an initial exercise price of $4.42 per share ("Warrant Shares"). The warrant issued under this Agreement shall be in substantially the form attached hereto as Exhibit "D"; shall be transferable by Lender, subject to compliance with applicable securities laws; shall expire not earlier than December 31, 2003; and shall include piggy-back registration rights, and "net issuance" provisions reasonably satisfactory to Lender and its counsel.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

                 Borrower represents and warrants that as of the Closing Date and each Borrowing Date:

                 3.1 DUE ORGANIZATION. Borrower is a corporation duly organized and validly existing in good standing under the laws of California, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

                 3.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers, have been duly authorized, and are not in conflict with Borrower's certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principles of equity).

                 3.3 COMPLIANCE WITH APPLICABLE LAWS. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

                 3.4       COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES.

                          (a)     Borrower owns or is licensed or
         otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without, to the best of Borrower's knowledge, conflict with the rights of any other Person.

                          (b)     To Borrower's knowledge, no slogan
         or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

                          (c) No claim or litigation regarding any of the foregoing is pending or, to Borrower's knowledge, threatened, and to Borrower's knowledge no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, would reasonably be expected to have a Material Adverse Effect.

                 3.5 NO CONFLICT. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected.

                 3.6 NO LITIGATION, CLAIMS OR PROCEEDINGS. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.

                 3.7 CORRECTNESS OF FINANCIAL STATEMENTS. Borrower's financial statements which have been delivered to Lender fairly and accurately reflect Borrower's financial condition as of September 30, 1997; and, since that date there has been no Material Adverse Change.

                 3.8 NO SUBSIDIARIES. Borrower is not an Affiliate of or a majority owner of or in a control relationship with any other business entity, except that Borrower owns all of the outstanding capital stock of: (i) PDR

Productions, Inc., a New York corporation (the name of which Borrower intends to change to "Digital Generation Systems of New York"); and (ii) MediaTech Inc., a Delaware corporation.

                3.9 ENVIRONMENTAL MATTERS. Borrower is in compliance with all applicable Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect on Borrower's operations, properties or financial condition.

               3.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

               3.11 FULL DISCLOSURE. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                        ARTICLE 4 - CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO INITIAL LOAN. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

                          (a)       RESOLUTIONS.  A certified copy of
         the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of the Loan Documents.

                          (b)       INCUMBENCY AND SIGNATURES.  A
         certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

                          (c) OPINION OF COUNSEL. The opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for Borrower, together with any opinions, certificates and other matters on which such opinion relies.

                          (d)        ARTICLES AND BY-LAWS.  Certified
         copies of the Articles of Incorporation and bylaws of Borrower, as amended through the Closing Date.

                          (e)        THE AGREEMENT.  A duly executed
         counterpart of this Agreement with all applicable schedules completed and attached thereto, disclosing such information as is acceptable to Lender.

                          (f)        SECURITY AGREEMENT; FINANCING
         STATEMENTS. A counterpart of the Security Agreement executed by Borrower, substantially in the form of Exhibit "C", together with filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such Uniform Commercial Code financing statements, collateral assignments and termination statements, with respect to the Collateral (as defined in such Security Agreement) as Lender shall request.

                          (g)        LIEN SEARCHES.  Uniform Commercial
         Code lien, judgment, bankruptcy and tax lien searches of Borrower from the California Secretary of State, and such other jurisdictions as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

                          (h)        GOOD STANDING CERTIFICATE.  A
         Certificate of Good Standing as of a date acceptable to Lender with respect to Borrower from the California Secretary of State.

                          (i)        WARRANT.  The warrant issued by
         Borrower to Lender exercisable for 186,652 Warrant Shares, as described in Section 2.13 hereof.

                          (j) INTERCREDITOR AGREEMENT. Lender and Venture Lending & Leasing, Inc., shall have entered into an intercreditor agreement setting forth the relative priorities of their respective Liens in the Collateral on terms satisfactory to Lender.

                 4.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

                          (a) NO DEFAULT. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct as of the Borrowing Date of such Loan.

                          (b)        NO ADVERSE MATERIAL CHANGE.  No
         Material Adverse Change shall have occurred since the date of the most recent financial statements submitted to Lender.

                          (c) NOTE. Borrower shall have delivered an executed Note evidencing such Loan, in form and substance satisfactory to Lender.

                          (d) BORROWING REQUEST. Borrower shall have delivered to Lender a Borrowing Request for such Loan.

                          (e) VCOC LIMITATION. The making of the Loan will not result in a violation of the condition applicable to Lender described in Section 2.3(b).


                       ARTICLE 5 - AFFIRMATIVE COVENANTS

                 During the term of this Agreement and until its performance of all obligations to Lender, Borrower will:

                 5.1      NOTICE TO LENDER.  Promptly give written notice to
Lender of:

                          (a) Any litigation or administrative or regulatory proceeding affecting Borrower where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect.

                          (b) Any dispute which may exist between Borrower or any governmental or regulatory authority which could reasonably be expected to have a Material Adverse Effect.

                          (c)        The occurrence of any Default or
Event of Default.

                          (d) Any change in the location of any of Borrower's places of business at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

                          (e)        Any other matter which has resulted
or might reasonably result in a Material Adverse Change.

                 5.2 FINANCIAL STATEMENTS. Deliver to the Lender or cause to be delivered to Lender, in form and detail satisfactory to Lender the following financial information, which Borrower warrants shall be accurate and complete in all material respects:

                          (a)        MONTHLY FINANCIAL STATEMENTS.  As
         soon as available but no later than forty-five (45) days after the end of each month, Borrower's balance sheet as of the end of such period, and Borrower's income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations; provided, however, that, so long as Borrower is a Reporting Company, Borrower may satisfy its obligations under this Section 5.2(a) by delivering to Lender promptly after filing with the SEC, copies of Borrower's Quarterly Reports on Form 10-Q (without exhibits) and any amendments thereto.

                          (b)        YEAR-END FINANCIAL STATEMENTS.  As
         soon as available but no later than one hundred twenty (120) days after and as of the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by an independent certified public accountant selected by Borrower and satisfactory to Lender (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise. Notwithstanding the foregoing, so long as Borrower is a Reporting Company, Borrower may satisfy its obligations under this
         Section 5.2(b) by delivering to Lender promptly after filing with the SEC copies of Borrower's Annual Reports on Form 10-K (without exhibits) and any amendments thereto.

                          (c)        COMPLIANCE CERTIFICATES.
         Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower as to the amount of the Borrowing Base as of the date of such financial statement (in the form of Exhibit "E" attached hereto), and stating whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

                          (d)        OTHER INFORMATION.  Such other
         statements, lists of property and accounts, budgets, forecasts, reports, or other information as Lender may reasonably from time to time request.

                 5.3 MANAGERIAL ASSISTANCE FROM LENDER. Solely to permit Lender, as a "venture capital operating company" to participate in, and influence the conduct of management of Borrower through the exercise of "management rights," as such terms are defined in 29 C.F.R. Section 2510.3-101(d) Borrower will:

                          (a) Permit Lender to make available to Borrower, at no cost to Borrower, "significant managerial assistance", as defined in Section 2(a)(47) of the Investment Company Act of 1940, as amended, either in the form of: (i) consulting arrangements with Lender or any of its officers, directors, employees or affiliates,
         (ii) Borrower's allowing Lender to provide recommendations of prospective candidates for election to Borrower's Board of Directors, or (iii) Lender, at Borrower's request, seeking the services of third-party consultants to aid Borrower with respect to its management and operations;

                          (b)        Permit Lender to make available
         consulting and advisory services to officers of Borrower regarding Borrower's equipment acquisition and financing plans, and such other matters affecting the business, financial condition and prospects of Borrower as Lender shall reasonably deem relevant; and

                          (c) If Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower's ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower's management and/or Board of Directors and opportunity to present Lender's views with respect to such developments.

                5.4 EXISTENCE. Maintain and preserve Borrower's existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all Borrower's property in good working order and condition, ordinary wear and tear excepted.

                5.5 INSURANCE. Obtain and keep in force insurance in such amounts and types as is usual in the business carried on by Borrower with an insurance carrier having a policyholder rating of not less than "A" and financial category rating of Class VII in "Best's Insurance Guide," unless otherwise approved by Lender. Such insurance policies must be in form and substance satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender's request, copies of any or all such policies.

                5.6 ACCOUNTING RECORDS. Maintain adequate books, accounts and records, and prepare all financial statements delivered to Lender pursuant to Section 5.2 in accordance with GAAP, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower's business; and permit employees or agents of Lender at such reasonable times as Lender may request, at Borrower's expense, to inspect Borrower's properties, and to examine and make copies and memoranda of Borrower's books, accounts and records.

                5.7 COMPLIANCE WITH LAWS. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower's business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

                5.8 TAXES AND OTHER LIABILITIES. Except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves under GAAP: (i) pay all Borrower's obligations when due; (ii) pay all material taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto; and (iii) timely file all required tax returns.

                5.9 USE OF PROCEEDS. Use the proceeds of Loans only as set forth in Article 2 of this Agreement; and not directly or indirectly to purchase or carry any margin stock, as defined from time to time by the Board of Governors of the Federal Reserve System in Federal Regulation U.

               5.10 LOCATIONS OF COLLATERAL. Not later than June 15 and December 15 of each year during the term of this Agreement, Borrower shall deliver to Lender a list of the location of each item of Equipment (as defined in the Security Agreement) as of June 1 and December 1, respectively, of such year.


                         ARTICLE 6 - NEGATIVE COVENANTS

                 During the term of this Agreement and until the performance of all obligations to Lender, Borrower will not without Lender's approval (i) sell, transfer, lease or otherwise dispose of all or substantially all of Borrower's assets, or (ii) enter into any merger unless Borrower is the surviving corporation thereof, or (iii) liquidate or dissolve.


                         ARTICLE 7 - EVENTS OF DEFAULT

               7.1 EVENTS OF DEFAULT. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest, principal, Terminal Payments and any other amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

                          (a)        Borrower shall fail to make any
         payment required under this Agreement, or to pay any fees or other charges when due under any Loan Document, and such failure continues for five (5) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred.

                          (b)        Any representation, warranty,
         financial statement, certificate or other document provided by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

                          (c) Borrower shall fail to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within ninety (90) days; or the dissolution or termination of the business of Borrower.

                          (d)        Borrower shall be in default beyond
         any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person which results in the acceleration of payment of such obligation in an amount in excess of Five Hundred Thousand Dollars ($500,000).

                          (e)        Any governmental or regulatory
         authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect.

                          (f)        Any judgment in excess of Five
         Hundred Thousand Dollars ($500,000) shall be entered against Borrower which remains unsatisfied, unvacated or unstayed pending appeal for thirty (30) or more days after entry thereof.

                          (g)        Borrower shall fail to perform or
         observe any covenant contained in Article 6 of this Agreement.

                          (h) Borrower shall fail to perform or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and the breach of such covenant is not cured within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such thirty (30) day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower's notice but in no event more than ninety (90) days from the initial breach; provided, further, that such additional ninety (90) day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding one hundred eighty (180) days or which is a willful and knowing breach by Borrower.

                         ARTICLE 8 - GENERAL PROVISIONS

                  8.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, to be promptly confirmed in writing, or other authenticated message, charges prepaid, to the other party's or parties' addresses shown on the signature pages hereto. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next business day after delivery to the courier service; if by first class mail, on the third business day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

               8.2 BINDING EFFECT. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower's rights or obligations under any Loan Document without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business; provided that any person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms reasonably acceptable to Borrower.

               8.3 NO WAIVER. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the Maturity Date unless Lender agrees otherwise in writing.

               8.4 RIGHTS CUMULATIVE. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

               8.5 UNENFORCEABLE PROVISIONS. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

               8.6 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

               8.7 INDEMNIFICATION; EXCULPATION. Borrower shall pay and protect, defend and indemnify Lender and Lender's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively "Agents") against, and hold

Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable attorneys' fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's business; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's Obligations to Lender.

               8.8 REIMBURSEMENT. Borrower shall reimburse Lender its actual out of pocket expenses and reasonable legal fees and costs in connection with the preparation and negotiation of the Loan Documents; provided that such expenses (other than the attorneys' fees and costs) shall not exceed Two Thousand Dollars ($2,000). Borrower shall also reimburse Lender for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements expended or incurred by Lender in (a) any arbitration, mediation, judicial reference, legal action or otherwise in connection with the amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Lender under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and
(5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

               8.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one agreement.

              8.10 ENTIRE AGREEMENT. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

                8.11       GOVERNING LAW AND JURISDICTION.

                          (a)        THIS AGREEMENT AND THE LOAN
         DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

                          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                8.12 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date set forth in the preamble.


 ADDRESSES FOR NOTICES:                             DIGITAL GENERATION SYSTEMS, INC.
 ---------------------

 Digital Generation Systems, Inc.
 875 Battery Street
 San Francisco, CA  94111                           By:     ___________________________________
 Attn:  Thomas P. Shanahan                                  Thomas P. Shanahan,
 Fax No. 415-276-6601                                       Chief Financial Officer

 Venture Lending & Leasing II, Inc.                 VENTURE LENDING & LEASING II, INC.
 2010 North First Street, Suite 310
 San Jose, CA  95131
 Attn:  Salvador O. Gutierrez,
        President                                   By:     ______________________________
 Fax No. 408-435-8625                                       Salvador O. Gutierrez,
                                                            President

                                                                [Note No. X-XXX]


                            FORM OF PROMISSORY NOTE


$____________________                               ____________________, 199___
                                                            San Jose, California


         The undersigned ("Borrower") promises to pay to the order of VENTURE LENDING & LEASING II, INC., a Maryland corporation ("Lender") at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of _____________________________________
Dollars ($__________), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate of eight and 50/100 percent (8.50%) per annum,, and on the Maturity Date a Terminal Payment as set forth in the Loan Agreement defined below.

         This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan Agreement dated as of December 1, 1997, between Borrower and Lender (the "Loan Agreement"). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

         Except as set forth below, principal and interest shall be payable in 36 equal monthly installments, as follows:

         On the Borrowing Date, Borrower shall pay (i) Basic Interest, in advance, on the outstanding principal balance of this Note at the Designated
Rate for the period from the Borrowing Date through    [THE LAST DAY OF THE
SAME MONTH]   ; (ii) a first (1st) amortization installment of principal and
Basic Interest in the amount of $_________________, in advance for the month of [ FIRST FULL MONTH AFTER BORROWING DATE ]; and (iii) the thirty-sixth amortization installment of principal and Basic Interest in the amount of $_________________ in advance for the month of [36TH FULL MONTH AFTER THE BORROWING DATE].

         Commencing on the first Business Day of the second full month after the Borrowing Date, and continuing on the first Business Day of each consecutive month thereafter, principal and Basic Interest shall be payable, in advance, in thirty-three (33) equal consecutive installments of ________________________________________ Dollars ($__________) each, with a thirty-fourth (34th) installment equal to the entire unpaid principal balance and accrued Basic Interest on _______________, 200_. The Terminal Payment shall be payable on the first day of the 36th full month after the Borrowing Date.

         Any unpaid payments of principal, interest, or the Terminal Payment, if any, on this Note shall bear interest from their respective maturities,


                                   EXHIBIT A
                              TO LOAN AGREEMENT
whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.

         Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay any interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

         After an Event of Default, the holder of this Note shall be entitled to all costs of collection, including but not limited to reasonable attorney's fees, incurred in connection with the holder's collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                        DIGITAL GENERATION SYSTEMS, INC.


                                        By:
                                           ____________________________________
                                        Its:
                                           ____________________________________

                           FORM OF BORROWING REQUEST


                                                          ________________, 1997




Venture Lending & Leasing II, Inc.
2010 North First Street, Suite 310
San Jose, CA  95131

         Re:  DIGITAL GENERATION SYSTEMS, INC.

Gentlemen:

         Reference is made to the Loan Agreement dated as of December 1, 1997 (as it has been and may be amended from time to time, the "Loan Agreement", the capitalized terms used herein as defined therein), between Venture Lending & Leasing II, Inc. and Digital Generation Systems, Inc. (the "Company").

         The undersigned is the Chief Financial Officer of the Company, and hereby requests a Loan under the Loan Agreement, and in that connection certifies as follows:

         1. The amount of the proposed Loan is $__________________. The proposed Loan is [a Term] [an Equipment] Loan. The Business Day of the proposed Loan is _____________________, 199___.

         2. As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, and the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct.

         3. No Material Adverse Change has occurred since the date of the most recent financial statements submitted to you by the Company.

         [4. After giving effect to the proposed Term Loan, the aggregate principal balance of all Term Loans will not exceed the Borrowing Base. Attached hereto is a current Borrowing Base Certificate pursuant to Section 2.5(a) of the Loan Agreement.]

         The Company agrees to notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.


                                        Very truly yours,


                                        __________________________
                                        Chief Financial Officer


                                   EXHIBIT B
                               to Loan Agreement

                               SECURITY AGREEMENT


        This Agreement is made as of December 1, 1997 by Digital Generation Systems, Inc., a California corporation ("Debtor"), in favor of Venture Lending & Leasing II, Inc., a Maryland corporation ("Lender").

                                1 - DEFINITIONS

The following definitions shall be applicable to both the singular and plural forms of the defined terms:

               "ACCOUNT" means a right to payment for goods sold or leased by Debtor or for services rendered by Debtor, which right is not evidenced by an instrument or chattel paper, whether or not earned by performance.

               "AGREEMENT" means this Security Agreement, as it may be amended from time to time.

               "COLLATERAL" means all Debtor's Accounts, Deposit Accounts, Equipment, Fixtures, General Intangibles, Goods, Inventory, Rights to Payment, and securities now owned or hereafter acquired, wherever located, and whether held by Debtor or any third party, and all royalties, proceeds and products thereof, including all insurance and condemnation proceeds ("Proceeds"), and all monies now or at any time hereafter in the possession or under the control of Lender or a bailee or affiliate of Lender, including any cash collateral in any cash collateral or other account, and all Records. Notwithstanding the foregoing, "Collateral" shall not include (i) any equipment, property or assets of the Debtor leased from or financed by a third party to the extent the contracts evidencing such lease or financing prohibit the granting by Debtor of any other security interest therein, (ii) any rights of Debtor under any license or contract if and to the extent that the granting of a security interest therein in favor of Lender would violate the terms of such license or contract, or (iii) any other rights or property the assignment of which for security purposes is prohibited by law.

               "DEPOSIT ACCOUNTS" means all Debtor's demand, time, savings, passbook or similar accounts maintained with a financial institution or credit union.

               "EQUIPMENT" means all of Debtor's equipment now owned or hereafter acquired, including but not limited to machinery, machine parts, furniture, furnishings and all tangible personal property used in the business of Debtor and all such property which is or is to become fixtures on real property, and all improvements, replacements, accessions and additions thereto, wherever located, and all proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

               "EVENT OF DEFAULT" means an event described in Article 6.

               "FIXTURES" means all items of personal property of Debtor that are so related to the real property upon which they are located that an interest in them arises under real property law, and improvements, replacements, parts, accessions and additions thereto, and substitutions therefor.

               "GENERAL INTANGIBLES" means all personal property of Debtor, other than Goods, not otherwise defined as Collateral, including without limitation all interests or claims in insurance policies; literary property; tradenames, tradename rights; Trademarks, Trademark rights, copyrights, Patents, and all applications therefor; licenses, permits, franchises and like privileges or rights issued by any governmental or regulatory authority; income tax refunds; customer lists; claims and causes of action (whether in contract, tort or otherwise), judgments and all guaranty claims, leasehold interests in personal property, security interests or other security held by or guaranteed to the Debtor to secure the payment by an account debtor of any of the Accounts.

                                  EXHIBIT C
                              TO LOAN AGREEMENT

               "GOODS" means all money and other personal property of Debtor, other than General Intangibles, not otherwise defined as Collateral.

               "INDEBTEDNESS" means all debts, obligations and liabilities of Debtor to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with the Loan Agreement, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys' fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document.

               "INVENTORY" means all Debtor's raw materials, advertising, packaging and shipping materials, work in process, finished goods and goods held for sale or lease or furnished under contracts of service, and all returned and repossessed goods, and all goods covered by documents of title, including warehouse receipts, bills of lading and all other documents of every type covering all or any part of the Collateral.

               "LIEN" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest covering all or any part of the property of Debtor or any other Person.

               "LOAN AGREEMENT" means that certain Loan Agreement between Debtor and Lender of even date herewith, as amended from time to time.

               "LOAN DOCUMENTS" means this Agreement, the Loan Agreement, any evidence of Indebtedness, any guaranty, security or pledge agreement, or deed of trust delivered in connection with any Indebtedness, and all other contracts, instruments, addenda and documents executed in connection therewith.

               "PATENT LICENSE" means any written agreement now or hereafter in existence granting to Debtor any right to make, use, sell or practice any invention on which a Patent is in existence, including, without limitation, the agreements described in Schedule 1 to Exhibit A hereto.

               "PATENTS" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and (ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

               "PERMITTED LIENS" is defined in the Loan Agreement.

               "PERSON" means any individual or entity.

               "RECORDS" means all Debtor's computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Debtor's business.

               "RIGHTS TO PAYMENT" means all Debtor's accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

               "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to Debtor any right to use any Trademark.

               "TRADEMARKS" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or will appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and
(ii) all reissues, divisions, continuations, continuations-in-part, renewals or extensions thereof.

               "UNIFORM COMMERCIAL CODE" means the California Uniform Commercial Code, as amended from time to time.

Terms not specifically defined in this Agreement have the meanings ascribed thereto in the Loan Agreement and the Uniform Commercial Code.

                         2 - GRANT OF SECURITY INTEREST

To secure the timely payment of the Indebtedness and performance of all obligations of Debtor to Lender, Debtor grants to Lender security interests in the Collateral.

                       3 - REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants that, at all times during the term of this
Agreement:

        3.1 GOVERNMENTAL ACTIONS. Debtor has obtained all consents and actions of, and has performed all filings with, any governmental or regulatory authority that are required to authorize the execution, delivery or performance of this Agreement or the granting or perfecting of Lender's security interest in the Collateral.

        3.2 TITLE. Except for the security interests created by this Agreement, and Permitted Liens, (i) Debtor is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office affecting any Collateral in favor of any third party other than Lender.

        3.3 RIGHTS TO PAYMENT. The names of the obligors, amount owing to Debtor, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Debtor further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

        3.4 CHIEF EXECUTIVE OFFICE. Debtor's chief executive office is located at:

      Address                 City              County             State      Zip
      -------                 ----              ------             -----      ---
875 Battery Street       San Francisco       San Francisco           CA      94111

        3.5 INVENTORY LOCATION. Other than as set forth in Section 3.4, Inventory is located at:

      Address                 City              County             State      Zip
      -------                 ----              ------             -----      ---

901 Sansome Street       San Francisco       San Francisco          CA      94111
10545 Burbank Blvd.      N. Hollywood        Los Angeles            CA      91601 (MediaTech
                                                                                     West)
219 E. 44th Street       New York            New York               NY      10017 (PDR)
216 W. 18th Street       New York            New York               NY      10011 (MediaTech
                                                                                     East)
110 W. Hubbard St.       Chicago                                    IL      60610 (MediaTech
                                                                                   Central)
100 High Rise Dr.,       Louisville                                 KY      40213
  Suite 124


        3.6 RECORDS LOCATION. Other than as set forth in Section 3.4, Records are maintained at:


      Address                 City              County             State      Zip
      -------                 ----              ------             -----      ---
219 E. 44th Street            New York       New York               NY       10017 (PDR)
110 W. Hubbard St.            Chicago                               IL       60610 (MediaTech
                                                                                    Central)


        3.7 EQUIPMENT OR FIXTURES LOCATION. Other than as set forth in Section 3.4, Equipment or Fixtures are located at:

      Address                 City              County             State      Zip
      -------                 ----              ------             -----      ---




        3.8 OTHER PLACES OF BUSINESS. In addition to the locations set forth in Sections 3.4 through 3.7, Debtor maintains the following place(s) of business:


      Address                 City              County             State      Zip
      -------                 ----              ------             -----      ---




        3.9 BUSINESS NAMES. Debtor has conducted business in the following names other than the name stated in the preamble to this Agreement:

               MediaTech, Inc.
               Starcom Television
               PDR Productions, Inc.


                            4 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until payment of all the Indebtedness and performance of all obligations to Lender, Debtor will:

        4.1 DELIVERY OF CERTAIN ITEMS. Deliver to Lender promptly (a) upon Lender's request, duplicate invoices with respect to each Account bearing such language of assignment as Lender shall reasonably specify; (b) the originals of all commercial and standby letters of credit, instruments, documents and chattel paper constituting Collateral, endorsed and assigned as Lender shall reasonably specify; (c) after an Event of Default, all Proceeds; (d) upon Lender's request, returned property resulting from, or payment equal to any allowance or credit on, Rights to Payment; (e) such specific acknowledgments, assignments or other agreements as Lender may reasonably request relating to the Collateral; and (f) such Records and other reports in such form and detail and at such times as Lender may reasonably require relating to the Collateral, including without limitation reports of acquisition, and disposition, agings, and collection of any Collateral. If any of the Rights to Payment become evidenced by an instrument, Debtor will notify Lender thereof and, upon request by Lender promptly deliver such instrument to Lender appropriately endorsed to the order of Lender as further security for the satisfaction in full of the Indebtedness.

        4.2 MAINTENANCE OF COLLATERAL; INSPECTION. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Debtor's insurance policies. Upon reasonable prior notice at reasonable times during normal business hours, Debtor hereby authorizes Lender's officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Debtor's officers and employees, and, in the case of any Right to Payment, with any Person which is or may be obligated thereon.

        4.3 MAINTENANCE OF RECORDS; INSPECTION. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours, Lender, its officers, employees, agents and representatives shall have the right, from time to time, to examine the Records and to make copies or extracts therefrom.

        4.4 DEBTOR'S DUTY TO GIVE NOTICE. Give prompt notice to Lender of: (a) except as permitted in Section 5.5, any material discount, credit, rebate or other reduction in the amount owing on a material Right to Payment; (b) any threatened or asserted dispute, setoff, claim, counterclaim or defense with respect to a Right to Payment; (c) any material decrease in the value of any Collateral and the amount of such decrease (other than depreciation calculated in the ordinary course of business under applicable tax laws and regulations and in accordance with generally accepted accounting principles); (d) any litigation or administrative or regulatory proceeding which may have a material adverse effect on Debtor or its business; (e) to the extent Debtor has actual knowledge thereof, any change in the ownership of any property on which Debtor's chief executive office is located; and (f) the occurrence of any Default or Event of Default or of any other development, financial or otherwise, which might materially adversely affect the Collateral or Debtor's ability to pay the Indebtedness or perform its obligations to Lender.

        4.5 FINANCING STATEMENTS AND OTHER ACTIONS. Execute and deliver to Lender, and file or record at Debtor's expense, all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office) from time to time reasonably requested by any Lender to maintain a first perfected security interest in the Collateral in favor of Lender, all in form and substance satisfactory to Lender; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender's rights, powers and remedies hereunder.

                             5 - NEGATIVE COVENANTS

During the term of this Agreement and until payment of all the Indebtedness and performance of all obligations to Lender, Debtor will not:

        5.1 LIENS. Create, incur, assume or permit to exist any Lien on any Collateral, except Permitted Liens.

        5.2 DOCUMENTS OF TITLE. Sign or authorize the signing of any financing statement or other document naming Debtor as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party.

        5.3 DISPOSITION OF COLLATERAL. Sell, transfer, lease or otherwise dispose of any Collateral except for fair consideration or in the ordinary course of its business.

        5.4 CHANGE IN LOCATION OR NAME. Fail to give written notice to Lender within 30 days after the occurrence of any: (a) change in the location of any Collateral or Records, its chief executive office, or a place of business other than as specified in Article 3; or (b) change its name, mailing address, location of Collateral, or its legal structure.

        5.5 CERTAIN AGREEMENTS ON RIGHTS TO PAYMENT. Other than in the ordinary course of business, make or arrange to make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof, except as disclosed to Lender in writing from time to time.

                              6 - EVENTS OF DEFAULT

        6.1 EVENT OF DEFAULT. The occurrence of any "Event of Default" as defined in the Loan Agreement, failure by Debtor to perform any of its duties or obligations under this Agreement, or breach by Debtor of any of its representations hereunder shall constitute an Event of Default hereunder.

        6.2 ACCELERATION AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option,
(a) declare all or any part of the Indebtedness immediately due and payable; (b) exercise any or all of the rights and remedies available to a secured party under the Uniform Commercial Code or any other applicable law; and (c) exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Debtor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

        6.3 SALE OF COLLATERAL. Upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect,

                      (1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

                      (2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Debtor in, to and under any Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Debtor hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender's gross negligence or willful misconduct; and

                      (3) upon request by Lender, Debtor will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Debtor shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Patents or Trademarks and to the distribution of said products, to Lender.

        6.4 DEBTOR'S OBLIGATIONS UPON DEFAULT. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Debtor will:

                       (a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

                       (b) Subject to the rights of any lessor, permit Lender, by Lender's officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Debtor's premises.

                        7 - SPECIAL COLLATERAL PROVISIONS

        7.1 COMPROMISE AND COLLECTION. Debtor and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Debtor hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

        7.2 PERFORMANCE OF DEBTOR'S OBLIGATIONS. Without having any obligation to do so, upon reasonable prior notice to Debtor, Lender may perform or pay any obligation which Debtor has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Debtor shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Indebtedness secured by the Collateral and shall bear interest from the date of demand at the rate applicable to overdue payments under the Loan Agreement.

        7.3 POWER OF ATTORNEY. For the purpose of protecting and preserving the Collateral and Lender's rights under this Agreement, Debtor hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Debtor is obligated to do hereunder; to exercise such rights with respect to the Collateral as Debtor might exercise; to use such Inventory, Equipment, Fixtures or other property as Debtor might use; to enter Debtor's premises; to give notice of Lender's security interest in, and to collect the Collateral; and to execute and file in Debtor's name any financing statements, amendments and continuation statements necessary or desirable to perfect or continue the perfection of Lender's security interests in the Collateral. Debtor hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

        7.4 AUTHORIZATION FOR LENDER TO TAKE CERTAIN ACTION. The power of attorney created in Section 7.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Debtor, in the name of Debtor, or in Lender's own name, from time to time in Lender's sole discretion and at Debtor's expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

                       (a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

                       (b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

                       (c) Use or operate Collateral or any other property of Debtor for the purpose of preserving or liquidating Collateral.

                       (d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

                       (e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Debtor's business.

                       (f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender's sole discretion, toward repayment of the Indebtedness or replacement of the Collateral.

        7.5 APPLICATION OF PROCEEDS. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys' fees, and then to the payment of the Indebtedness in such order of application as Lender may elect.

        7.6 DEFICIENCY. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Indebtedness, plus all other sums required to be expended or distributed by Lender, then Debtor shall be liable for any such deficiency.

        7.7 LENDER TRANSFER. Upon the transfer of all or any part of the Indebtedness, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

        7.8 LENDER'S DUTIES.

                       (a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

                       (b) Lender may at any time deliver the Collateral or any part thereof to Debtor and the receipt of Debtor shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

                       (c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Debtor or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

                             8 - GENERAL PROVISIONS

        8.1 NOTICES. Any notice given by any party under this Agreement shall be given in the manner prescribed in the Loan Agreement.

        8.2 BINDING EFFECT. This Agreement shall be binding upon Debtor, its permitted successors, representatives and assigns, and shall inure to the benefit of Lender and its successors and assigns.

        8.3 RIGHTS CUMULATIVE. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

        8.4 UNENFORCEABLE PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

        8.5 GOVERNING LAW. Except as may be otherwise provided by the Uniform Commercial Code, this Agreement shall be governed by and construed in accordance with the laws of the State of California.

        8.6 TERMINATION. Subject to Section 6.2 of this Agreement, upon the payment in full of the Indebtedness and if Lender has no further obligations under its Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, the Lender shall, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

        8.7 ENTIRE AGREEMENT. This Agreement is intended by Debtor and Lender as the final expression of Debtor's obligations to Lender in connection with the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by Debtor and accepted by Lender in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the preamble.

                         DIGITAL GENERATION SYSTEMS, INC.



                         By:  ___________________________
                         Name:  Thomas P. Shanahan
                         Title:  Chief Financial Officer



                         VENTURE LENDING & LEASING II, INC.



                         By:  ___________________________
                         Name:  Salvador O. Gutierrez
                         Title:  President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                               WARRANT TO PURCHASE

                        186,652 SHARES OF COMMON STOCK OF
                        DIGITAL GENERATION SYSTEMS, INC.
                         (Void after December 31, 2003)


          This certifies that VENTURE LENDING & LEASING II, INC., a Maryland corporation, or assigns (the "Holder"), for value received, is entitled to purchase from DIGITAL GENERATION SYSTEMS, INC., a California corporation (the "Company"),186,652 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price of $4.42 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Pacific time) on December 31, 2003 (the "Expiration Date"), upon surrender to the Company at its principal office at 875 Battery Street, San Francisco, CA 94111 (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

          This Warrant is subject to the following terms and conditions:

     1.        Exercise; Issuance of Certificates; Payment for Shares.

               (a) Unless an election is made pursuant to clause (b) of this
Section 1, this Warrant shall be exercisable at the option of the Holder, at any time or from time to time, on or before the Expiration Date for all or any portion of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder for the Stock Purchase Price multiplied by the number of shares to be purchased. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this


                                  EXHIBIT D
                              TO LOAN AGREEMENT

Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Except as provided in clause (b) of this Section 1, in case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in
Section 2.

               (b) The Holder, in lieu of exercising this Warrant by the payment of the Stock Purchase Price pursuant to clause (a) of this Section 1, may elect, at any time on or before the Expiration Date, to receive, through conversion of this Warrant or any portion hereof into that number of shares of Common Stock equal to the quotient of: (i) the difference between (A) the Per Share Price (as hereinafter defined) of the Common Stock, less (B) the Stock Purchase Price then in effect, multiplied by the number of shares of Common Stock the Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares as the Holder may designate in the case of a partial exercise of this Warrant); over (ii) the Per Share Price.

               (c) For purposes of clause (b) of this Section 1, "Per Share Price" means (i) if the Company's Common Stock is then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the closing bid and asked prices of the Company's Common Stock as reported on such exchange or market system for the ten (10) consecutive trading days prior to the date of the Holder's election to convert hereunder;
(ii) if this Warrant is being converted in conjunction with a public offering of stock, the price to the public per share pursuant to the offering; or (iii) if no shares of the Company's Common Stock are listed or admitted to trading on any national securities exchange or traded on any national market system, the price per share which the Company would obtain from a willing buyer for shares sold by the Company from authorized but unissued shares as such price shall be agreed upon by the Holder and the Company or, if agreement cannot be reached within ten
(10) business days of the Holder's election hereunder, as such price shall be determined by a panel of three (3) appraisers, one (1) to be chosen by the Company, one (1) to be chosen by the Holder and the third to be chosen by the first two (2) appraisers. If the appraisers cannot reach agreement within 30 days of the Holder's election hereunder, then each appraiser shall deliver its appraisal and the appraisal which is neither the highest nor the lowest shall constitute the Per Share Price. In the event either party fails to choose an appraiser within 30 days of the Holder's election hereunder, then the appraisal of the sole appraiser shall constitute the Per Share Price. Each party shall bear the cost of the appraiser selected by such party and the cost of the third appraiser shall be borne one-half by each party. In the event either party fails to choose an appraiser, the cost of the sole appraiser shall be borne one-half by each party.

     2.        Limitation on Transfer.

               (a) The Warrant and the Common Stock shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to insure compliance with the provisions of the Securities Act. Each holder of this Warrant or the Common Stock issuable hereunder will cause any proposed transferee of the Warrant or Common Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

               (b) Each certificate representing this Warrant or the Common Stock shall (unless otherwise permitted by the provisions of this Section 2 or unless such securities have been registered under the Securities Act or sold under Rule 144) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (c) The Holder of this Warrant and each person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that it will not transfer the Warrant (or securities issuable upon exercise hereof unless a registration statement under the Securities Act was in effect with respect to such securities at the time of issuance thereof) except pursuant to (i) an effective registration statement under the Securities Act, (ii) Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

     3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without material violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 4 hereof) (i) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation.

      4. Adjustment of Stock Purchase Price Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

               4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

               4.2 Dividends in Preferred Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                    (a) by way of dividend or other distribution any shares of stock or other securities, whether or not such securities are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing, or

                    (b) any cash paid or payable otherwise than as a cash dividend, or

                    (c) additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional stock and other securities and property.

               4.3 Reorganization,Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

               4.4  Intentionally Deleted.

               4.5 Notice of Adjustment. Upon any adjustment of the Stock Purchase Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               4.6  Other Notices.  If at any time:

                    (a) the Company shall declare any cash dividend upon any of its stock;

                    (b) the Company shall declare any dividend upon its stock payable in stock, or make any special dividend or other distribution to the holders of its stock;

                    (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation;

                    (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                    (f) the Company shall take or propose to take any other action, notice of which is actually provided to holders of the Common Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 20 day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or other action, at least 20 day's written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action as the case may be. Notwithstanding anything to the contrary, the Company's failure to give any notice required under Section 4.5 or 4.6 shall not affect the validity of any Company action requiring such notice to be given.

               4.7 Certain Events. If in the reasonable judgment of the Company's Board of Directors any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price and/or the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     5. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     6. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

     7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     8. Amendment of Articles of Incorporation. Unless the Holder of this Warrant consents thereto in writing, the Company shall not amend its Articles of Incorporation prior to the exercise of this Warrant in any manner that would adversely affect the Holder's rights hereunder.

     9. Registration Rights. The Holder hereof shall be entitled, with respect to the shares of Common Stock issued upon exercise hereof to all of the registration rights set forth in the Amendment and Restatement No. 4 to Rights Agreement dated as of July 27, 1995 to the same extent and on the same terms and conditions as possessed by the Holders thereunder pursuant to Section 1.3 ("Company Registration") thereto. The Company shall take such action as may be reasonably necessary to assure that the granting of such registration rights to the Holder does not violate the provisions of such agreement or any of the Company's charter documents or rights of prior grantees of registration rights.

     10. Rights and Obligations Survive Exercise of Warrant.
The rights and obligations of the Company, of the Holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, contained in Sections 8 and 9 shall survive the exercise of this Warrant.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be deemed to have been given (i) upon receipt if delivered personally or by courier, (ii) upon confirmation of receipt if by telecopy, or
(iii) three business days after deposit in the U.S. mail, with postage prepaid and certified or registered, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assign of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the Holder hereof in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the Holder hereof in respect of such rights.

     14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of California.

     15. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

     17. Representations of Holder. With respect to this Warrant, Holder by acceptance of this Warrant represents and warrants to, and covenants with, the Company as follows:

                17.1 Experience. It is experienced in evaluating and investing in companies engaged in businesses similar to that of the Company; it understands that investment in the Warrant involves substantial risks; it has made detailed inquiries concerning the Company, its business and services, its officers and its personnel; the officers of the Company have made available to Holder any and all written information it has requested; the officers of the Company have answered to Holder's satisfaction all inquiries made by it; in making this investment it has relied upon information made available to it by the Company; it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment; and it is an "accredited investor", as that term is defined in Section 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

                17.2 Investment. It is acquiring the Warrant for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Warrant, the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act of 1933, as amended, nor qualified under applicable state securities laws.

                17.3 Rule 144. It acknowledges that the Warrant and the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

                17.4 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to inspect the Company's facilities.

                17.5 Neither Holder nor anyone acting on its behalf will take any action hereafter that would cause the loss of the exemptions referred to in
Section 18.3.

     18. Additional Representations and Covenants of the Company. The Company hereby represents, warrants and agrees as follows:

                18.1 Corporate Power. The Company has all requisite corporate power and corporate authority to issue this Warrant and to carry out and perform its obligations hereunder.

                18.2 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this has been taken. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights in general, and subject to general principals of equity).

                18.3 Offering. Subject in part to the truth and accuracy of Holder's representations set forth in Section 17 hereof, the offer, issuance and sale of the Warrant is, and the issuance of Common Stock upon exercise of the Warrant will be exempt from the registration requirements of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                18.4 Stock Issuance. Upon exercise of the Warrant, the Company will use its reasonable commercial efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the individual names of Holder, its nominees or assignees, as appropriate at the time of such exercise.


               IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this ___ day of December, 1997.


DIGITAL GENERATION SYSTEMS, INC.


By:________________________________

Title:_____________________________

                              FORM OF SUBSCRIPTION


                  (To be signed only upon exercise of Warrant)


To:_____________________________


               The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________________ (_____) (1)
shares of Common Stock of __________________________________ and herewith makes payment of _____________________________________ Dollars ($________) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________________, whose address is
_____________________________.

               The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.

                       DATED:_________________________________

                       _______________________________________
                       (Signature must conform in all respects
                       to name of holder as specified on the
                       face of the Warrant)

                       _______________________________________

                       _______________________________________
                                        (Address)

----------------

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

                                   ASSIGNMENT

             FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:


Name of Assignee           Address           No. of Shares


                          Dated:_________________________________


                          _______________________________________
                          (Signature must conform in all respects
                          to name of holder as specified on the
                          face of the Warrant)

                       FORM OF BORROWING BASE CERTIFICATE


                                                       _________________, 199___


To: Venture Lending & Leasing II, Inc., as Lender under a certain Loan Agreement dated as of December 1, 1997 (the "Loan Agreement").

         Terms used in this certificate shall have the same meaning as ascribed thereto in the Loan Agreement.

         The undersigned officer of the Borrower certifies that the information furnished herein as of __________________________, 199___ is true and correct and that as of the date hereof no Event of Default, or Default exists under the Loan Agreement.


A.       Computation of Borrowing Base

         I.      80% of Accounts (calculated
                 as per Agreement)                                              $___________

         II.     Term Loan Facility

                 (a)      Term Loan Commitment                                  $3,500,000

                 (b)      Aggregate Principal Amount
                          of Prior Term Loans                                   $___________

                 (c)      Unused Commitment [(a) less (b)]                      $___________

         III.    Additional Term Loan Availability:
                 Lesser of Borrowing Base (I) and
                 Unused Commitment (II(c))                                      $___________

         [IV.    Principal amount of Term Loan
                 requested]                                                     $___________

         V.      Aggregate Principal Balance of
                 Term Loans Outstanding                                         $___________





                                        DIGITAL GENERAL SYSTEMS, INC.



                                        By:  ________________________
                                        Name: _______________________
                                        Title: ______________________



                                   EXHIBIT E
                               to Loan Agreemeent